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                                                                  Exhibit 10.4

                           Terms of Interim Employment
                                Giuseppe Brusone

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Title:                      President and Chief Executive Officer; Mr. Brusone
                            shall be subject to the direction and authority of the Company's Board of Directors.

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Term:                       Mr. Brusone's employment shall be "at will",
                            terminable by either party, with or without cause. Mr. Brusone shall not be entitled to any severance payment in the event of the termination of his employment for any reason.

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Salary:                     U.S.$58,333.33 monthly, payable in installments in
                            accordance with the regular payroll schedule of the Company.

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Bonus:                      At the discretion of the Company's Board of
                            Directors.

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Benefits:                   Mr. Brusone shall be entitled to, when eligible,
                            participate in all plans and benefits generally accorded to senior executives of the Company, including, but not limited to, pension, profit-sharing, supplemental retirement, incentive compensation, bonus, vacation, disability income, group life, medical and hospitalization insurance and similar or comparable plans.

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Confidentiality:            All Confidential Information shall be the exclusive
                            property of the Company. Mr. Brusone shall, during the term of his employment with the Company and at all times following the termination of such employment, keep all Confidential Information confidential and shall not use or disclose any Confidential Information to any person not employed by the Company or any of its subsidiaries without the prior written authorization of the Company, except as he may be required by the Merger Agreement to disclose the same to LVMH and except further as required by law, court order or governmental demand, provided that Mr. Brusone has given the Company (and the Chairman of the Special Committee) prompt written notice that he believes he is required by law, court order or governmental demand to disclose same so that the Company has had reasonable opportunity to seek a protective order or other appropriate remedy.

                            "CONFIDENTIAL INFORMATION" means, in addition to its meaning under applicable law, information which is not generally known in the Company's industry, which is proprietary to the Company and which is subject to efforts by the Company to maintain its confidentiality, including (i) trade secret information about the Company and its products; and
                            (ii) information relating to the business of the Company as conducted at the time Mr. Brusone is employed and during the term of his employment, and to any of its current or anticipated products, including, without limitation, information about the Company's designs, purchasing, accounting, marketing, selling, or servicing. Confidential Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by Mr. Brusone in violation of the terms of this agreement,
                            (b) was available to Mr.
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                            Brusone on a nonconfidential basis prior to its
                            disclosure by the Company during Mr. Brusone's employment, (c) becomes available to Mr. Brusone on a nonconfidential basis from a person other than the Company who is not known by Mr. Brusone to be bound by a confidentiality agreement with the Company or to otherwise be under a contractual, legal or fiduciary obligation to the Company not to transmit the information to Mr. Brusone, (d) is independently developed by Mr. Brusone without the use of Confidential Information or (e) which LVMH or any of its affiliates otherwise has a right to obtain or possess under the License Agreement dated June 3, 1996, between Gabrielle Studio, Inc. and Donna Karan Studio, subject to the terms thereof.

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No Solicitation:            Without the Company's prior written consent, Mr.
                            Brusone will not, for the twelve (12) month period following the termination of Mr. Brusone's employment with the Company (the "RESTRICTED PERIOD"), directly or indirectly solicit for employment or employ any person now employed by the Company or any of the Company's subsidiaries, who is currently eligible for annual bonus (approximately 80 persons); provided, however, that the employees covered by the foregoing shall not include (i) Donna Karan, (ii) up to six additional employees, which employees have been previously identified to William Benedetto by letter dated February 7, 2001, if Donna Karan elects to terminate her employment with the Company not in breach of her current employment agreement and is employed by LVMH or an affiliate not in breach of her current employment agreement and (iii) persons who contact Mr. Brusone in response to general public media solicitation materials.

                            In addition, during the Restricted Period, Mr. Brusone shall not solicit any of the Company's customers on behalf of himself, LVMH or any of its affiliates, or any other business or entity in competition with the business then conducted by the Company; provided, however, that in no event shall the foregoing restriction prohibit Mr. Brusone from soliciting customers of the Company that are also customers of LVMH or any of its affiliates.

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                                         DONNA KARAN INTERNATIONAL INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


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                                         Giuseppe Brusone